Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Fourth Quarter 2022 Results, Including Record Revenue and Adjusted EBITDA(1), and Releases 2023 Financial Guidance

•	Revenue increased 15.2% to a record of $383.9 million in the fourth quarter of 2022 from $333.1 million in the fourth quarter of 2021; Excluding Revenue from the Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Centers reporting segment in the fourth quarter of 2022 was $382.5 million, an increase of 15.1% from last year’s fourth quarter
•	Excluding losses from our AI reporting segment and adjusting for Provider Relieve Funding Received in the fourth quarter of 2021, Adjusted EBITDA(1) from the Imaging Centers reporting segment was a record $61.6 million as compared with $52.0 million in the fourth quarter of 2021, an increase of 18.4%
•	Adjusting for unusual or one-time items impacting Net Income in the quarter, Adjusted Earnings Per Share(3) was $0.11 for the fourth quarter of 2022; This compares with Adjusted Earnings Per Share(3) of $0.10 for the fourth quarter of 2021
•	Aggregate procedural volumes increased 8.0% and same-center procedural volumes increased 3.6% compared to the fourth quarter of 2021
•	After a successful pilot in Delaware, RadNet is implementing its Enhanced Breast Cancer Detection (EBCD) AI-powered mammography offering across all of its markets
•	RadNet announces 2023 guidance ranges, anticipating increases in Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) for 2023 over 2022

LOS ANGELES, California, February 28, 2023 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 357 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2022.

Financial Results

Fourth Quarter Report:

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with our strong performance in the fourth quarter, which enabled us to exceed our 2022 full-year revised guidance ranges for Revenue and Adjusted EBITDA(1). Contributing to our record Revenue and Adjusted EBITDA(1) in the quarter was a combination of high procedural demand for our services and improving conditions in our labor markets. Since September, we have been more successful in filling open positions and staffing our locations, enabling us to better meet the increasing demand we are experiencing for our services in virtually all markets in which we operate.”

“Throughout 2022, we carefully managed our liquidity and financial leverage. At year-end 2022, we had a cash balance of over $127 million and our net debt leverage ratio remained under 3.5 times Adjusted EBITDA(1). Our Days Sales Outstanding (DSOs) remained low at 39 days as of December 31, 2022, helping to contribute to our strong cash flow in the quarter and throughout 2022,” Dr. Berger noted.

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“Moving into 2023, the demand for diagnostic imaging remains robust and is growing. Our solid financial position and operating model have presented us with targeted opportunities to expand our business, particularly through the construction of new centers to meet the growing demand and utilization in strategic markets. Currently, we have over a dozen centers in various stages of construction and development, and we believe these sites should be positive contributors to our performance in 2023. As the imaging center market further consolidates, we continue to see opportunities for tuck-in acquisitions in virtually all of RadNet markets at prices consistent with our historical discipline. Furthermore, throughout 2023, we expect to expand existing health system joint ventures and partnerships and establish new ones,” added Dr. Berger.

Dr. Berger concluded, “We are also making significant strides in commercializing and monetizing our AI investments. Specifically, in November 2022, we began an implementation of our Enhanced Breast Cancer Diagnostic (EBCD) mammography program, where we are offering novel AI-enhanced mammography services to women in conjunction with their annual breast cancer screening exams for an additional fee. We expect that this offering will be available in all RadNet mammography centers by the end of the summer of 2023. Based upon early adoption data from several of our east coast markets, we are anticipating our losses from AI in 2023 to significantly narrow as a result of EBCD revenue, and we project our AI segment to be profitable in 2024.”

For the fourth quarter of 2022, RadNet reported Revenue from its Imaging Center reporting segment of $382.5 million and Adjusted EBITDA(1) of $61.6 million, which excludes Revenue and Losses from the AI reporting segment. As compared with last year’s fourth quarter, Revenue increased $50.3 million (or 15.1%) and Adjusted EBITDA(1) increased $9.6 million (or 18.4%), also excluding $2.9 million of Provider Relief Funding received in the fourth quarter of 2021.

Including our AI reporting segment, Revenue was $383.9 million in the fourth quarter of 2022, an increase of 15.2% from $333.1 million in last year’s fourth quarter. Including the Adjusted EBITDA(1) losses of the AI reporting segment, Adjusted EBITDA(1) was $57.2 million in the fourth quarter of 2022 and $51.7 million in the fourth quarter of 2021 (also excluding the Provider Relief Funding received in the fourth quarter of 2021).

For the fourth quarter of 2022, RadNet reported a Net Loss of $934,000 as compared with a net loss of $3.8 million for the fourth quarter of 2021. Net Loss Per Share for the fourth quarter of 2022 was $(0.02), compared with a Net Loss per share of $(0.07) in the fourth quarter of 2021, based upon a weighted average number of diluted shares outstanding of 57.0 million shares in 2022 and 54.0 million shares in 2021.

There were a number of unusual or one-time items impacting the fourth quarter of 2022 including: $45,000 of non-cash gain from interest rate swaps (excluding the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income); $450,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $1.2 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $927,000 acquisition transaction costs primarily related to the purchase of Heart and Lung Imaging Limited; $47,000 of valuation adjustment for contingent consideration related to acquisitions; $731,000 expenses related to debt restructuring and loss on extinguishment related to the refinancing of New Jersey Imaging Network’s credit facilities; and $6.1 million of pre-tax losses related to our AI reporting segment. Adjusting for the above items, Adjusted Earnings(3) from the Imaging Centers reporting segment was $6.4 million and diluted Adjusted Earnings Per Share(3) was $0.11 during the fourth quarter of 2022.

Also, affecting Net Income in the fourth quarter of 2022 were certain non-cash expenses and unusual items including: $4.7 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.6 million loss on the disposal of certain capital equipment; and $750,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the fourth quarter of 2022, as compared with the prior year’s fourth quarter, MRI volume increased 11.9%, CT volume increased 11.8% and PET/CT volume increased 20.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.0% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2022 and 2021, MRI volume increased 7.5%, CT volume increased 6.0% and PET/CT volume increased 16.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.6% over the prior year’s same quarter.

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Annual Report:

For full-year 2022, RadNet reported Revenue from its Imaging Centers reporting segment of $1,426 million and Adjusted EBITDA(1) Excluding Losses from the AI reporting segment of $209.0 million. Revenue increased $112.0 million (or 8.5%) and Adjusted EBITDA(1) decreased $2.9 million (or 1.4%), excluding $9.1 million of Provider Relief Funding received in 2021.

Including our AI reporting segment Revenue of $4.4 million, Revenue was $1,430 million for full-year 2022, an increase of 8.7% from $1,315 million in 2021. Including Adjusted EBITDA(1) losses from the AI segment, Adjusted EBITDA(1) for 2022 was $192.5 million as compared with $209.8 million in 2021 (which includes a one-time $7.7 million benefit from the employee retention credit and excludes $9.1 million of Provider Relief Funding received in 2021).

For 2022, RadNet reported Net Income of $10.7 million, a decrease of approximately $14.1 million over 2021. Per share diluted Net Income for the full year of 2022 was $0.17, compared to a diluted Net Income per share of $0.46 in 2021 (based upon a weighted average number of diluted shares outstanding of 57.3 million in 2022 and 53.4 million in 2021).

Affecting Net Income in 2022 were certain non-cash expenses and unusual items including: $39.6 million of non-cash gain from interest rate swaps; $946,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $4.3 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $24.9 million of pre-tax losses related to our AI reporting segment; $23.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $731,000 expenses related to debt restructuring and loss on extinguishment related to the refinancing of New Jersey Imaging Network’s credit facilities; $2.2 million in legal settlements; $2.5 million loss on the disposal of certain capital equipment; $8.1 million change in estimate related to refund liability; and $2.7 million of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

Actual 2022 Results vs. 2022 Guidance:

The following compares the Company’s 2022 performance with previously announced revised guidance levels.

	Original Guidance Range	Revised Guidance Range After Q3 Results	2022 Actual Results

Revenue – Imaging Center Ops.	$1,350 - $1,400 million	$1,360 - $1,410 million	$1,426 million
Adjusted EBITDA(1) Excluding Losses from AI Segment	$205 - $215 million	$203 - $208 million	$209 million
Capital Expenditures(a)	$85 - $90 million	$100 - $105 million	$109 million
Cash Paid for Interest(c)	$27 - $32 million	$35 - $40 million	$39 million
Free Cash Flow (b)(2)	$80 - $90 million	$60 - $70 million	$61 million

______________________

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures (net of disposition proceeds) of $6.3 million.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.
(c)	Excludes payments to and from counterparties of interest rate swaps.

Dr. Berger commented, “Our strong operating performance in the fourth quarter drove us to meet or exceed most all of our projected guidance ranges. Our 2022 results were above the high end of our revised Revenue and Adjusted EBITDA(1) guidance ranges. Additionally, our Free Cash Flow(2) results fell within our revised guidance range, despite our higher than originally projected capital expenditures as a result of the construction of certain de novo locations. We are very pleased with these results in light of the difficult labor market we faced throughout most of 2022, impacting the availability and cost of staffing.”

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2023 Fiscal Year Guidance

For its 2023 fiscal year, RadNet announces its guidance ranges as follows:

Imaging Center Segment

Revenue	$1,525 million - $1,575 million
Adjusted EBITDA(1)	$220 million - $230 million
Capital Expenditures (a)	$105 million - $115 million
Cash Paid for Interest (c)	$35 million - $40 million
Free Cash Flow Generation (b)(2)	$70 million - $80 million

Artificial Intelligence Segment

Revenue	$16 million - $18 million
Adjusted EBITDA(1) (Loss)	$(9) million - $(11) million

________________

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) from Imaging Center Segment less Capital Expenditures and Cash Paid for Interest.
(c)	Net of payments to and from counterparties on interest rate swaps.

Dr. Berger noted, “We are anticipating strong results in 2023, demonstrating improvement in all financial and operating metrics. We are projecting Revenue growth from imaging center operations of between 7% and 10% and Adjusted EBITDA(1) growth from imaging center operations of between 5% and 10%. The anticipated growth implicit in our guidance in 2023 is projected to result from same-center growth, the contribution of various de novo locations opened in the second half of 2022 and scheduled to open throughout 2023, reimbursement increases from private and capitated payers, new and expanded health system joint ventures and the further contribution from acquisitions completed at various times during 2022.”

Dr. Berger continued, “Our Adjusted EBITDA(1) guidance for 2023 excludes anticipated Adjusted EBITDA(1) losses of approximately $10 million from our AI division (DeepHealth, Aidence and Quantib). We estimate that these losses will be net of approximately $16 million to $18 million of anticipated Revenue from both the Enhanced Breast Cancer Detection (EBCD) mammography program currently being implemented and additional growth from Aidence and Quantib AI operations. We anticipate the AI operating segment to be profitable in 2024, and will continue to report the financial results of our AI and imaging center operating segments separately each quarter throughout 2023, providing transparency for our stakeholders to track our progress,” concluded Dr. Berger.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2022 fourth quarter and year-end results.

Conference Call Details:

Date: Tuesday, February 28, 2023

Time: 10:30 a.m. ET

Dial In-Number: 877-407-0789

International Dial-In Number: 201-689-8562

There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1598450&tp_key=1aa3f92537 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 13736399.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 357 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida and Arizona. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of approximately 9,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate, including their effects on the cost and availability of labor;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;

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•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2022	2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,834	$134,606
Accounts receivable, net	166,357	135,062
Due from affiliates	18,971	5,384
Prepaid expenses and other current assets	54,022	49,212
Total current assets	367,184	324,264
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	565,961	484,247
Operating lease right-of-use assets	603,524	584,291
Total property, equipment and right-of-use assets	1,169,485	1,068,538
OTHER ASSETS
Goodwill	677,665	513,820
Other intangible assets	106,228	56,603
Deferred financing costs	2,280	2,135
Investment in joint ventures	57,893	42,229
Deferred tax assets, net of current portion	–	14,853
Deposits and other	53,172	36,032
Total assets	$2,433,907	$2,058,474
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	369,595	263,937
Due to affiliates	23,100	23,530
Deferred revenue related to software sales	4,021	10,701
Current portion of operating lease	57,607	65,452
Current portion of notes payable and long term debt	12,400	11,164
Total current liabilities	466,723	374,784
LONG-TERM LIABILITIES
Operating lease, net of current portion	604,117	577,675
Notes payable, net of current portion	839,344	743,498
Deferred tax liability	9,256	–
Other non-current liabilities	23,015	16,360
Total liabilities	1,942,455	1,712,317
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 57,723,125 and 53,458,227 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	6	5
Additional paid-in-capital	436,288	342,592
Accumulated other comprehensive (loss) income	(20,677)	(20,421)
Accumulated deficit	(82,622)	(93,272)
Total RadNet, Inc.'s stockholders' equity	332,995	228,904
Noncontrolling interests	158,457	117,253
Total equity	491,452	346,157
Total liabilities and equity	$2,433,907	$2,058,474

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2022	2021	2020
REVENUE
Service fee revenue	$1,278,016	$1,166,743	$931,722
Revenue under capitation arrangements	152,045	148,334	140,118
Total revenue	1,430,061	1,315,077	1,071,840
Provider relief funding	–	9,110	26,264
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	1,264,346	1,123,274	965,902
Lease abandonment charges	–	19,675	–
Depreciation and amortization	115,877	96,694	86,795
Loss on sale and disposal of equipment and other	2,529	1,246	1,200
Loss on impairment	–	–	4,170
Severance costs	946	744	4,353
Total operating expenses	1,383,698	1,241,633	1,062,420
INCOME FROM OPERATIONS	46,363	82,554	35,684

OTHER INCOME AND EXPENSES
Interest expense	50,841	48,830	45,882
Equity in earnings of joint ventures	(10,390)	(10,967)	(7,945)
Non-cash change in fair value of interest rate hedge	(39,621)	(21,670)	2,528
Loss (gain) on extinguishment of debt and related expenses	731	6,044	(4,047)
Other expenses	1,833	1,438	120
Total other expenses	3,394	23,675	36,538
INCOME (LOSS) BEFORE INCOME TAXES	42,969	58,879	(854)
Provision for income taxes	(9,361)	(14,560)	(895)
NET INCOME (LOSS)	33,608	44,319	(1,749)
Net income attributable to noncontrolling interests	22,958	19,592	13,091

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$10,650	$24,727	$(14,840)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.19	$0.47	$(0.29)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.17	$0.46	$(0.29)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	56,293,336	52,496,679	50,891,791
Diluted	57,320,870	53,421,033	50,891,791

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2022	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$33,608	$44,319	$(1,749)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,877	96,694	86,795
Amortization of operating right-of-use assets	68,847	73,967	67,915
Lease abandonment charges	–	19,675	–
Equity in earnings of joint ventures	(10,390)	(10,967)	(7,945)
Distributions from joint ventures	4,438	4,707	9,522
Amortization and write off of deferred financing costs and loan discount	2,693	3,254	4,413
Loss on sale and disposal of equipment	2,529	1,246	1,200
Loss (gain) on extinguishment of debt	–	1,496	(4,047)
Loss on impairment	–	–	4,170
Amortization of cash flow hedge	3,687	3,695	3,448
Non-cash change in fair value of interest rate hedge	(39,621)	-21,670	2,528
Stock-based compensation	23,770	25,203	12,405
Other non cash item in other expenses	–	–	242
Change in value of contingent consideration	(325)	–	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(30,078)	(5,890)	25,206
Other current assets	(3,327)	(15,777)	6,588
Other assets	(12,166)	662	(5,425)
Deferred taxes	13,356	19,834	(611)
Operating lease liability	(68,943)	(72,553)	(53,906)
Deferred revenue	(7,316)	(28,319)	37,941
Accounts payable, accrued expenses and other	49,778	9,915	45,069
Net cash provided by operating activities	146,417	149,491	233,759
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other operations	(129,961)	(77,691)	(31,265)
Purchase of property and equipment	(119,451)	(137,874)	(94,172)
Purchase of intangible assets	–	(5,130)	–
Proceeds from sale of equipment	3,904	625	828
Equity contributions in existing and purchase of interest in joint ventures	(1,441)	(1,441)	(1,635)
Net cash used in investing activities	(246,949)	(221,511)	(126,244)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on senior notes	(53,750)	(619,529)	(43,296)
Principal payments on notes and leases payable	–	(3,302)	(3,562)
Additional deferred finance costs on revolving loan amendment	–	(938)	(741)
Proceeds from debt issuance, net of issuance costs	147,996	717,307	–
Proceeds from Payment Protection Program	–	–	4,023
Distributions paid to noncontrolling interests	(893)	(2,426)	(1,985)
Proceeds from sale of noncontrolling interest	–	13,073	–
Proceeds from revolving credit facility	–	128,300	250,900
Payments on revolving credit facility	–	(128,300)	(250,900)
Proceeds from issuance of common stock upon exercise of options	294	488	–
Net cash provided by (used in) financing activities	93,647	104,673	(45,561)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	113	(65)	(101)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,772)	32,588	61,853
CASH AND CASH EQUIVALENTS, beginning of period	134,606	102,018	40,165
CASH AND CASH EQUIVALENTS, end of period	$127,834	$134,606	$102,018
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$39,151	$29,042	$39,521
Cash paid during the period for income taxes	$587	$1,950	$5,069

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31
	2022	2021
REVENUE

Service fee revenue	$346,197	$296,264
Revenue under capitation arrangements	37,678	36,885
Total revenue	383,875	333,150
Provider relief funding	–	2,819
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	329,589	284,667
Lease abandonment charges	–	19,675
Depreciation and amortization	30,668	25,421
Loss on sale and disposal of equipment and other	1,567	1,524
Severance costs	450	29
Total operating expenses	362,274	331,316
INCOME FROM OPERATIONS	21,601	4,652

OTHER INCOME AND EXPENSES
Interest expense	15,442	11,801
Equity in earnings of joint ventures	(2,040)	(2,707)
Non-cash change in fair value of interest rate swaps	(45)	(7,520)
Debt restructuring and extinguishment expenses	731	–
Other expenses (income)	270	(261)
Total other expenses	14,358	1,312
INCOME BEFORE INCOME TAXES	7,243	3,340
Provision for income taxes	(2,274)	(2,027)
NET INCOME	4,969	1,313
Net income attributable to noncontrolling interests	5,903	5,137
NET (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(934)	$(3,823)

BASIC NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.02)	$(0.07)

DILUTED NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.02)	$(0.07)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	57,040,622	53,046,706
Diluted	57,040,622	53,964,751

10

RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31
	2022	2021	2022	2021

Net (loss) income attributable to RadNet, Inc. common stockholders	$(934)	$(3,823)	$10,650	$24,727
Income taxes	2,274	2,027	9,361	14,560
Interest expense	15,442	11,801	50,841	48,830
Severance costs	450	29	946	744
Depreciation and amortization	30,668	25,421	115,877	96,694
Non-cash employee stock-based compensation	4,658	3,637	23,770	25,203
Loss on sale and disposal of equipment and other	1,567	1,524	2,529	1,246
Debt restructuring and loss on extinguishment expenses	731	–	731	6,044
Non-cash change in fair value of interest rate hedge	(45)	(7,520)	(39,621)	(21,670)
Other adjustment to joint venture investment	–	–	–	(565)
Other expenses	270	(261)	1,833	1,438
Legal settlements	–	831	2,197	831
Change in estimate related refund liability	–	–	8,089	–
Lease Abandonment Charges	–	19,675	–	19,675
Non operational rent expenses	1,177	–	4,297	–
Acquisition transaction costs	927	1,171	927	1,171
Valuation adjustment for contingent consideration	47		47
Adjusted EBITDA Including Losses from AI Segment and Provider Relief funding	$57,232	$54,512	$192,474	$218,928

Provider relief funding	–	(2,819)	–	(9,110)

Adjusted EBITDA Including Losses from AI Segment and excluding benefit from Provider Relief Funding	$57,232	$51,693	$192,474	$209,818

Adjusted EBITDA losses from AI Segment	4,321	304	16,575	2,121

Adjusted EBITDA excluding Losses from AI Segment and Provider relief funding	$61,553	$51,997	$209,049	$211,939

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended December31,
	2022	2021

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(934)	$(3,823)

Add severance costs	450	29
Add loss on lease abandonment/impairment	–	19,675
Add legal settlement and related expenses	–	831
Add debt restructuring and loss on extinguishment expenses	731	–
Add transaction costs Aidence Holdings B.V. & Quantib B.V.		1,171
Add non-operational rent expenses (i)	1,177	–
Add AI Segment losses (iv)	6,060	652
Add acquisition transaction costs	927	–
Add valuation adjustment for contingent consideration	47	–
Subtract Provider Relief Funding	–	(2,819)
Subtract non-cash gain on swap valuation (ii)	(45)	(7,520)
Total adjustments - loss (gain)	9,347	12,019
Subtract tax impact of Adjustments (iii)	2,031	2,972

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	7,316	9,047

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	6,382	5,224

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	58,164,555	53,964,751

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$0.10

____________________

(i)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(ii)	Impact from the change in fair value of the swaps during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(iii)	Tax effected using 21.73% and 24.73% blended federal and state effective tax rate for 2022 and 2021, respectively.
(iv)	Represents pre-tax net income losses before income taxes from Artificial Intelligence reporting segment.

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PAYOR CLASS BREAKDOWN

Fourth Quarter
2022

Commercial Insurance	57.7%
Medicare	22.0%
Capitation	9.8%
Medicaid	2.5%
Workers Compensation/Personal Injury	3.2%
Other	4.7%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Fourth Quarter	Full Year	Full Year	Full Year
	2022	2022	2021	2020

MRI	36.4%	36.8%	36.0%	35.4%
CT	17.2%	17.5%	17.2%	17.6%
PET/CT	5.8%	5.8%	5.5%	6.0%
X-ray	6.4%	6.7%	3.9%	7.3%
Ultrasound	12.8%	12.6%	12.7%	12.3%
Mammography	16.0%	15.3%	16.1%	15.7%
Nuclear Medicine	0.8%	0.9%	1.0%	1.0%
Other	4.6%	4.5%	4.6%	4.7%
	100.0%	100.0%	100.0%	100.0%

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision, pre-tax loss or gain from AI segment and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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